Exhibit 99.1

IEH CORPORATION FILES FORM 10-Q FOR FISCAL QUARTER ENDED DECEMBER 31, 2023

Brooklyn, NY., February 13, 2024 - IEH Corporation (OTC: IEHC) today filed with the Securities and Exchange Commission its quarterly report on Form 10-Q for the fiscal quarter ending December 31, 2023.

For the quarter ended December 31, 2023, IEH had revenues of $5,107,757 as compared to $5,571,291 for the quarter ended December 31, 2022 reflecting a 8.4% decrease; an operating loss of $969,189 for 3rd quarter fiscal year 2024 as compared to an operating loss of $857,347 for 3rd quarter fiscal year 2023; a net loss of $926,053 for 3rd quarter fiscal year 2024 as compared to a net loss of $838,401 for 3rd quarter fiscal year 2023; and a basic loss per share of $.39 for 3rd quarter fiscal year 2024 as compared to a basic loss per share of $.35 for 3rd quarter fiscal year 2023.

For the nine months ended December 31, 2023, IEH had revenues of $14,598,590 as compared to $13,843,521 for the nine months ended December 31, 2022 reflecting a 5.5% increase; an operating loss of $3,424,016 for the nine months ended December 31, 2023 as compared to an operating loss of $4,458,911 for the nine months ended December 31, 2022; a net loss of $3,342,958 for the nine months ended December 31, 2023 as compared to a net loss of $5,187,519 for the nine months ended December 31, 2023; and a basic loss per share of $.1.41 for the nine months ended December 31, 2023 as compared to a basic loss per share of $.2.19 for the nine months ended December 31, 2023.

Dave Offerman, President and CEO of IEH Corporation commented, “While our fiscal 3rd quarter revenue was lower than the same quarter of the prior year due to delays in deliveries, we expect the bulk of this revenue to be recorded in the current quarter, keeping us on track to surpass last year’s total revenue, and narrow our losses for the current fiscal year compared to the prior year. Cost reduction measures enacted over the last year in staffing, overhead and outside services, along with strategic price increases and a renewed emphasis on inventory control should contribute to an improvement in our margins. Our backlog also remains strong, signaling further improvement and growth in fiscal 2025.

So while it will be some time before we approach pre-COVID levels of revenue and net income, and challenges remain in the short and medium term, IEH is still very much on a recovery trajectory. Despite some of the recent news regarding Boeing, overall long-term trends in the two primary markets we serve, defense and commercial aerospace are very positive, and a concerted marketing effort directed towards other industries should bear fruit in the coming months and years.

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In addition, with the filing of this report IEH continues our timely filing of our SEC reports following previous delays, and we have completed our re-application to the OTC Market Group, in hopes of resuming trading on their Marketplace in the near future.

On behalf of the management team and staff of IEH, we again wish to express our sincere gratitude for the support of our valued shareholders. We look forward to sharing more positive news in the coming months and quarters.”

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements or expectations regarding our financial condition, regarding our revenues, inventory levels, cash and backlog, the commercial space launch industry, the success of our marketing and sales efforts in the medical industry, expectations regarding governance changes, our diversification of products and markets, expectations regarding future cash requirements, revenue and revenue recovery, including for fiscal 2024, projected timelines for making our SEC filings or successfully preventing our registration from suspension or revocation and expectations regarding our efforts and ability to resolve our inventory accounting issues. These statements often include words such as “believe,” “expect,” “estimate,” “plan,” “will,” “may,” “would,” “should,” “could,” or similar expressions, although not all forward-looking statements contain such identifying words. These statements are based on certain assumptions that the Company has made on its current expectations and projections about future events. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and you should not place undue reliance on any forward-looking statements. The Company’s actual performance or results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, as they will depend on many factors about which we are unsure, including many factors beyond our control. Among other items, such factors could include: any claims, investigations or proceedings arising as a result of our past due SEC periodic reports, including changes in the proceedings related to the SEC Order; our ability to remediate our inventory accounting issue; our ability to reduce costs or increase revenue; changes in the macroeconomic environment or in the finances of our customers; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates; our ability to attract and retain key employees and key resources; and other risk factors discussed from time to time in our filings with the SEC, including those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on June 22, 2023, and in subsequent reports filed with or furnished to the SEC. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Except as may be required by applicable law, we assume no obligation and do not intend to update or revise our forward-looking statements contained in this press release as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should carefully review and consider the various disclosures we make in our filings with the SEC that attempt to advise interested parties of the risks, uncertainties and other factors that may affect our business.

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